ARTHUR
                                    ANDERSEN

                                                       Arthur Andersen LLP

                                                       425 Walnut Street
                                                       Cincinnati OH 45202-3912
                                                       513-381-6900

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the  disclosures  required  by Items 77K and 77Q1 of Form N-SAR and
Section 304 (a)(1) of Regulation S-K included in the Form N-SAR dated October 31, 1998 of The Veredus Funds to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Arthur Andersen LLP




Copies to:
B. Anthony Weber, Veredus Asset Management
James R. Jenkins, Veredus Asset Mangement
Carol Highsmith, The Veredus Funds